Exhibit 99.(a)(46)

Strategic scenario’s iBasis 2009-2012 July 8th 2009 v0.3 JX 124 0 Highly Confidential KPN00106965

# Description scenario's

| | Number of minutes (x mrd) | | Gross margin % (%) | | Revenu (x $ mln) | | Ebitda (x $ mln) | |
|---|---|---|---|---|---|---|---|---|
| | 2009 | 2010 | 2009 | 2010 | 2009 | 2010 | 2009 | 2010 |
| **Annual Plan iBasis** | 24,1 | n/a | 9,8% | n/a | 1.313 | n/a | 37,4 | n/a |

| Scenario | Scenario description |
|---|---|
| **Scenario 1**<br>iBasis is underperforming the market | - iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place a quarter later in time than in the market<br>- Once minutes start growing, iBasis' minutes growth is half the market growth<br>- Gross margin% slight growing from 12% in 2009 to 12,3% in 2012<br>- Price decrease (ARPM) of 5% = equal to price decrease in the marketplace |
| **Scenario 2**<br>iBasis is on par with the market | - iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place is equal as in the marketplace<br>- Once minutes start growing, iBasis' minutes growth is equal to the market growth<br>- Gross margin% 12% flat between 2009 and 2012<br>- Price decrease (ARPM) of 5% = equal to price decrease in the marketplace |
| **Scenario 3**<br>iBasis is outperforming the market | - iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place is equal as in the market<br>- Once minutes start growing, iBasis' minutes growth is 1,5 times the market growth<br>- Gross margin% decreasing from 12% in 2009 to 11,4% in 2012<br>- Price decrease (ARPM) of 5% = equal to price decrease in the marketplace<br>- Margin-strategy will be less strict than at present and is brought in more balance with the other KPI's |
| **Scenario 4**<br>Scenario 3 including outsourcing deals | - iBasis' minutes turning point (from decreasing minutes to increasing minutes) takes place is equal as in the marketplace<br>- Once minutes start growing, iBasis' minutes growth is 1,5 times the market growth<br>- Gross margin% decreasing from 12% in 2009 to 10,0% in 2012<br>- 2,5 mrd minutes extra per year due to outsource deals<br>- Price decrease (ARPM) of 5% = equal to price decrease in the marketplace<br>- Margin-strategy will be less strict than at present and is brought in more balance with the other KPI's |

**Assumptions market development**

- Minutes turning point (from decreasing minutes to increasing minutes) takes place up from Q3 2009
- Once minutes start growing, market minutes growth will be 6% per year
- Price decrease (ARPM) of 5%

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Highly Confidential
KPN00106966

Summary scenario’s Key figures General Assumptions MARGIN DEVELOPMENT OUTSOURCING Scenario Return Point Market Growth AV. Price Developm AV Price 2009 2009 2010 2011 2012 2009 2010 2011 2012 6% -5% 12,0% 12,0% 12,0% 12,0% - 1. Under performance l-okt-09 3% -5% 0,0495 12,00% 12,12% 12.24% 12,30% - 2. Markt performance 1-jul-09 6% -5% 0,0490 12,00% 12,00% 12,00% 12,00% - 3. Out performance 1-jul-09 9% -5% 0,0475 12,00% 11,76% 11,60% 11,37% - 4. Outsourcing (minutes x 1 mln) 1-jul-09 9% -5% 0,0475 12,00% 11,50% 10,75% 10,50% 2.500 5.000 7.500 VOLUMES 2009 2010 2011 2012 GROSS MARGIN 2009 2010 2011 2012 - 1. Under performance 19,744,5 20,336,8 20,946,9 21,575,3 - 1. Under performance 117,3 115,9 114,6 112,6 - 2. Markt performance 22,065,1 23,389,0 24,792,3 26,279,9 - 2. Markt performance 127,1 128,0 128,0 129,8 - 3. Out performance 22,770,9 24,820,2 27,054,1 29,488,9 - 3. Out performance 129,8 131,7 134,5 136,5 - 4. Outsourcing – 3. Out performance 22,770,9 27,320,2 32,054,1 36,988,9 - 4. Outsourcing – 3. Out performance 129,8 144,7 157,6 168,6 REVENUES 2009 2010 2011 2012 AMPM 2009 2010 2011 2012 - 1. Under performance 977,4 956,3 935,8 915,7 - 1. Under performance 0,0059 0,0057 0,0055 0,0052 - 2. Markt performance 1,059,1 1,066,5 1,074,0 1,081,5 - 2. Markt performance 0,0058 0,0055 0,0052 0,0049 - 3. Out performance 1,081,6 1,120,0 1,159,8 1,200,9 - 3. Out performance 0,0057 0,0053 0,0050 0,0046 - 4. Outsourcing – 3. Out performance 1,081,6 1,232,8 1,374,1 1,506,4 - 4. Outsourcing – 3. Out performance 0,0057 0,0053 0,0049 0,0046 ARPM 2009 2010 2011 2012 EBITDA 2009 2010 2011 2012 - 1. Under performance 0,0495 0,0470 0,0447 0,0424 - 1. Under performance 27,3 25,9 24,6 22,6 - 2. Markt performance 0,0480 0,0456 0,0433 0,0412 - 2. Markt performance 37,1 38,0 38,9 39,8 - 3. Out performance 0,0475 0,0451 0,0429 0,0407 - 3. Out performance 39,8 41,7 44,5 46,5 - 4. Outsourcing – 3. Out performance 0,0475 0,0451 0,0429 0,0407 - 4. Outsourcing – 3. Out performance 39,8 54,7 67,6 78,6 2 Highly Confidential KPN00106967

Scenario’s in (historisch) perspectief Outlook bij de deal in 2007 Initial projections (in USD) of the development of revenues, gross profit and EBITDA for the separate Companies, by Morgan Stanley (KPN GCS) and Imperial Capital (iBasis) Table Illegible [GRAPHIC] Celtic outlook 1Q 08A 2Q 08A 3Q 08A 4Q 08E 1Q 09E 2Q 09E 3Q 09E 4Q 09E FY 2008 FY 2009 Revenues (x mln $) 321,1 342,0 376,2 353,7 1,393,0 Actual 321,1 342,0 332,3 Acquisition case 321 329,1 359,1 404,4 389,0 1,316,5 1,481,7 “Take action” case 305 322,1 345,9 380,5 357,6 1,300,5 1,406,0 Do nothing 305 269,4 277,5 293,1 262,1 1,300,5 1,102,1 EBITDA (x mln $) Actual 5,9 7,6 6,4 Acquisition case 8,2 8,3 13,0 21,5 23,7 37,6 66,6 “Take action” case 5,3 6,0 8,2 13,2 12,8 34,7 40,3 Do nothing 3,8 0,1 -0,4 -0,3 -3,7 33,2 -4,4 JEV en Jaarplan 2010 lager dan aangenomen ten tijde van de deal. en ook bij de Celtic case van oktober 2008 • October 2008 • Exchange rate €/$ 1,48 3 Highly Confidential KPN00106968

Way forward • iBasis has potential to outperform the market – Integration finished, organisation ready for ‘back-on-track’ growth initiatives – iBasis top-3 marketplayer; market consolidation always in favor of top marketplayers • Long term sustainable growth (on all KPI’s) needs balancing thresholds of the main important KPI’s. [GRAPHIC] [GRAPHIC] For discussion • What is the view of iBasis on these possible scenario’s? 4 Highly Confidential KPN00106969

Scenario 1: underperforming the market Key figures In millions of USD Unless otherwise stated Actuals 2008 Actuals 2009 YEE 2009 AP 2010 AP 2011 AP 2012 Full Year YTD MAY Total Volume (x 1 mln) 23.526,0 8.291,0 19.744,5 20.336,8 20.946,9 21.575,3 % growth Year on Year -16% 3% 3% 3% Total net revenue 1.323,6 414,7 977,4 956,3 935,8 915,7 % growth Year on Year -26% -2% -2% -2% Cost of services and goods (1.187,4) (363,8) (860,1) (840,4) (821,2) (803,0) Gross Margin 136,2 50,9 117,3 115,9 114,6 112,6 % Gross Margin 12,3% 12,0% 12,1% 12,2% 12,3% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expenses Total operating expenses (1.282,5) (399,7) (950,1) (930,4) (911,2) (893,0) % growth Year on Year -26% -2% -2% -2% EBITDA 41,1 15,0 27,3 25,9 24,6 22,6 EBITDA Margin (%) 3,6% 2,8% 2,77% 2,6% 2,5% AV Revenues per minute 0,0563 0,0500 0,0495 0,0470 0,0447 0,0424 AV Margin per minute 0,0058 0,0061 0,0059 0,0057 0,0055 0,0052 10,3% 12,3% 12,0% 12,1% 12,2% 12,3% 5 Highly Confidential KPN00106970

Scenario 2: on par with the market Key figures In millions of USD Actuals Actuals YEE AP AP AP Unless otherwise stated 2008 2009 2009 2010 2011 2012 Full Year YTD MAY Total Volume (x 1mln) 23.526,0 8.291,0 22,065,1 23.389,0 24.792,3 26.279,9 % growth Year on Year -6% 6% 6% 6% Total net revenue 1.323,6 414,7 1.059,1 1.066,5 1.074,0 1.081,5 % growth Year on Year -20% 1% 1% 1% Cost of services and goods (1.187,4) (363,8) (932,0) (938,6) (945,1) (951,7) Gross Margin 136,2 50,9 127,1 128,0 128,9 129,8 % Gross Margin 12,3% 12,0% 12,0% 12,0% 12,0% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expense Total operating expenses (1,282,5) (399,7) (1.022,0) (1.028,6) (1.035,1) (1.041,7) % growth Year on Year -20% 1% 1% 1% EBITDA 41,1 15,0 37,1 38,0 38,9 39,8 EBITDA Margin (%) 3,6% 3,5% 3,6% 3,6% 3,7% AV Revenue per minute 0,0563 0,0500 0,0480 0,0456 0,0433 0,0412 AV Margin per minute 0,0058 0,0061 0,0058 0,0055 0,0052 0,0049 10,3% 12,3% 12,0% 12,0% 12,0% 12,0% 6 Highly Confidential KPN00106971

Scenario 3: outperforming the market Key figures In millions of USD Actuals Actuals YEE AP AP AP Unless otherwise stated 2008 2009 2009 2010 2011 2012 Full Year YTD MAY Total Volume (x 1mln) 23.526,0 8.291,0 22.770,9 24.820,2 27.054,1 29.488,9 % growth Year on Year -3% 9% 9% 9% Total net revenue 1.323,6 414,7 1.081,6 1.120,0 1.159,8 1.200,9 % growth Year on Year -18% 4% 4% 4% Cost of services and goods (1.187,4) (363,8) (951,8) (988,3) (1.025,2) (1.064,4) Gross Margin 136,2 50,9 129,8 131,7 134,5 136,5 % Gross Margin 12,3% 12,0% 11,8% 11,6% 11,4% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expense Total operating expenses (1.282,5) (399,7) (1.041,8) (1.078,3) (1.115,2) (1.154,4) % growth Year on Year -19% 4% 3% 4% EBITDA 41,1 15,0 39,8 41,7 44,5 46,5 EBITDA Margin (%) 3,6% 3,7% 3,7% 3,8% 3,9% AV Revenue per minute 0,0563 0,0500 0,0475 0,0451 0,0429 0,0407 AV Margin per minute 0,0058 0,0061 0,0057 0,0053 0,0050 0,0046 10,3% 12,3% 12,0% 11,8% 11,6% 11,4% 7 Highly Confidential KPN00106972

Scenario 4 = scenario 3 + annual 2,5 mrd minutes via outsourcing deals Key figures In millions of USD Unless otherwise stated Actuals 2008 Full Year Actuals 2009 YTD MAY YEE 2009 AP 2010 AP 2011 AP 2012 Total Volume (x 1 mln) 23.526,0 8.291,0 22.770,9 27.320,2 32.054,1 36.988,9 % growth Year on Year -3% 20% 17% 15% Outsourcing Deals 2.500,0 5.000,0 7.500,0 - 3 Outperformance 22.770,9 24.820,2 27.054,1 29.468,9 Total net revenue 1.323,6 414,7 1.081,6 1.232,8 1.374,1 1.506,4 % growth Year on Year -18% 14% 11% 10% Outsourcing Deals 112,8 214,3 305,4 - 3 Outperformance 1.081,6 1.120,0 1.159,8 1.200,9 Cost of services and goods (1.187,4) (363,8) (951,8) (1.088,1) (1.216,5) (1.337,8) Gross Margin 136,2 50,9 129,8 144,7 157,6 168,6 % Gross Margin 12,3% 12,0% 11,7% 11,5% 11,2% Other operating expenses (95,1) (35,9) (90,0) (90,0) (90,0) (90,0) Other income/expenses Total operating expenses (1.282,5) (399,7) (1.041,8) (1.178,1) (1.306,5) (1.427,8) % growth Year on Year -19% 13% 11% 9% EBITDA 41,1 15,0 39,8 54,7 67,6 78,6 EBITDAMargn (%) 3,6% 3,7% 4,4% 4,9% 5,2% AV Revenues per minute 0,0563 0,0500 0,0475 0,0451 0,0429 0,0407 Outsourcing Deals 0.0475 0.0451 0.0429 0.0407 - 3.Outperformance 0.0475 0.0451 0.0429 0.0407 AV Margin per minute 0,0058 0,0061 0,0057 0,0053 0,0049 0,0046 10,3% 12,3% 12,0% 11,7% 11,5% 11 2% Outsourcing Deals 12,0% 11,5% 10,8% 10,5% - 3 Out performance 12,0% 11,8% 11,6% 11,4% Gross Margin 129,8 144,7 157,6 168,6 Outsourcing Deals — 13,0 23,0 32,1 - 3 Outperformance 129,8 131,7 134,5 136,5 8 Highly Confidential KPN00106973

Scenario 1: underperforming the market Graphs [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 9 Highly Confidential KPN00106974

Scenario 2: on par with the market Graphs [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 10 Highly Confidential KPN00106975

Scenario 3: outperforming the market Graphs [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 11 Highly Confidential KPN00106976

Scenario 4 = scenario 3 + annual 2,5 mrd minutes via outsourcing deals Graphs [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 12 Highly Confidential KPN00106977